Exhibit 99.3

SPECIAL MEETING OF STOCKHOLDERS OF

READY CAPITAL CORPORATION

March 14, 2022

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at - http://www.astproxyportal.com/ast/21099/special

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030000000003000000 8   031422

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.
IF NO DIRECTION IS MADE, SUCH PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To consider and vote on a proposal to approve the issuance of shares of common stock, par value $0.0001 per share, ("Common Stock"), of Ready Capital Corporation ("Ready Capital"), (i) upon the conversion of the shares of each of the four classes of Ready Capital's Class B common stock, $0.0001 par value per share, issued in connection with the transactions contemplated by the Merger Agreement, dated as of November 3, 2021, by and among Ready Capital, Mosaic Real Estate Credit, LLC, Mosaic Real Estate Credit TE, LLC, MREC International Incentive Split, LP, Mosaic Real Estate Credit Offshore, LP, MREC Corp Sub 1 (VO), LLC, MREC Corp Sub 2 (LA Office), LLC, MREC Corp Sub 3 (Superblock), LLC, Mosaic Special Member, LLC, Mosaic Secure Holdings, LLC, MREC Management, LLC (the "Mosaic Manager"), RC Mosaic Sub, LLC, and Sutherland Partners, L.P. (the "Operating Partnership"), as it may be amended from time to time (the "Merger Agreement"), a copy of which is attached as Annex A to the proxy statement/prospectus accompanying this proxy card; (ii) pursuant to the terms of the contingent equity rights representing the potential right to receive shares of Common Stock issued by Ready Capital in connection with the transactions contemplated by the Merger Agreement; and (iii) upon redemption of the units of limited partnership of the Operating Partnership issued to the Mosaic Manager upon the closing of the transactions contemplated by the Merger Agreement and as compensation (if and to the extent earned) for services provided to Ready Capital and the Operating Partnership subsequent to the closing of the transactions contemplated by the Merger Agreement (the shares of Common Stock issuable pursuant to clauses (i), (ii) and this clause (iii), collectively, the "Ready Capital Common Stock Issuance Proposal").	☐	☐	☐
2. To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Ready Capital Common Stock Issuance Proposal.	☐	☐	☐

The undersigned acknowledges receiving, prior to execution of this proxy, a Notice of Special Meeting and a Proxy Statement and Prospectus, both dated February 7, 2022, and each of which is incorporated herein by reference.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature of Stockholder Date: Signature of Stockholder Date: Note:Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2. IF NO DIRECTION IS MADE, SUCH PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 00030000000003000000 8 031422 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at - http://www.astproxyportal.com/ast/21099/special SPECIAL MEETING OF STOCKHOLDERS OF READY CAPITAL CORPORATION March 14, 2022 INTERNET- Access “ www.voteproxy.com ” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE- Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL- Sign, date and mail your proxy card in the envelope provided as soon as possible. DURING THE MEETING- To attend the meeting via the Internet, please visit https://web.lumiagm.com/222056299 (password: ready2022). Be sure to have your 11-digit control number that is printed on this proxy card. GO GREEN- e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. 1. To consider and vote on a proposal to approve the issuance of shares of common stock, par value $0.0001 per share, ("Common Stock"), of Ready Capital Corporation ("Ready Capital"), (i) upon the conversion of the shares of each of the four classes of Ready Capital's Class B common stock, $0.0001 par value per share, issued in con - nection with the transactions contemplated by the Merger Agreement, dated as of November 3, 2021, by and among Ready Capital, Mosaic Real Estate Credit, LLC, Mosaic Real Estate Credit TE, LLC, MREC International Incentive Split, LP, Mosaic Real Estate Credit Offshore, LP, MREC Corp Sub 1 (VO), LLC, MREC Corp Sub 2 (LA Office), LLC, MREC Corp Sub 3 (Superblock), LLC, Mosaic Special Member, LLC, Mosaic Secure Holdings, LLC, MREC Management, LLC (the "Mosaic Manager"), RC Mosaic Sub, LLC, and Sutherland Partners, L.P. (the "Operating Partnership"), as it may be amended from time to time (the “Merger Agreement”), a copy of which is attached as Annex A to the proxy statement/prospectus accompanying this proxy card; (ii) pursuant to the terms of the contingent equity rights representing the potential right to receive shares of Common Stock issued by Ready Capital in connection with the transactions contemplated by the Merger Agreement; and (iii) upon redemption of the units of limited partnership of the Operating Partnership issued to the Mosaic Manager upon the closing of the transactions contemplated by the Merger Agreement and as compensation (if and to the extent earned) for services provided to Ready Capital and the Operating Partnership subsequent to the closing of the transactions contemplated by the Merger Agreement (the shares of Common Stock issuable pursuant to clauses (i), (ii) and this clause (iii), collectively, the "Ready Capital Common Stock Issuance Proposal"). 2. To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Ready Capital Common Stock Issuance Proposal. The undersigned acknowledges receiving, prior to execution of this proxy, a Notice of Special Meeting and a Proxy Statement and Prospectus, both dated February 7, 2022, and each of which is incorporated herein by reference. FORAGAINSTABSTAIN

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .---------------- 14475 READY CAPITAL CORPORATION Special Meeting of Stockholders March 14, 2022 9:00AM Eastern Time This Proxy is solicited by the Board of Directors The undersigned hereby authorizes and appoints Thomas E. Capasse, Thomas Buttacavoli and Andrew Ahlborn, and each of them, as proxies for the undersigned with full power of substitution in each of them, to virtually attend the Special Meeting of Stockholders to be held solely by means of remote communication live over the Internet at https://web.lumiagm.com/222056299 (password: ready2022), on Monday, March 14, 2022, at 9:00 a.m. Eastern time, to cast, on behalf of the under - signed, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at the Special Meeting and all postponements and adjournments thereof, with all power possessed by the undersigned as if present at the Special Meeting. The votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned stockholder. If no direction is made, the votes entitled to be cast by the undersigned will be cast "FOR" Proposal 1 and "FOR" Proposal 2. This proxy is revocable. By signing and dating the reverse side of this card, you authorize the proxies to cast all votes you are entitled to cast at the Special Meeting as marked, or if not marked, to vote "FOR" Proposal 1 and "FOR" Proposal 2, and to use their discretion to vote for any procedural matter as may properly come before the Special Meeting or any adjournment or postponement thereof. If you do not intend to virtually attend the Special Meeting, please complete and return this card at once in the enclosed envelope. The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the notice and joint proxy statement relating to the Special Meeting. All votes must be received by 11:59 P.M., Eastern Time, March 13, 2022. (Continued and to be signed on the reverse side) 1.1